Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Guardian Technologies International, Inc.

Herndon, Virginia

We hereby consent to the incorporation by reference in Guardian Technologies International, Inc.’s Registration Statements on Form S-8 (Registration Nos. 333-109585 and 333-114769) of our report, dated May 12, 2006, relating to the consolidated financial statements that appear in this Amendment No. 2 to Form 10-KSB/A for the year ended December 31, 2004.

/S/ Goodman & Company, L.L.P

Norfolk, Virginia

August 11, 2006